EXHIBIT 99.1

      The Middleton Doll Company Reports Second Quarter Results

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Aug. 8, 2003--The Middleton Doll Company (Nasdaq: DOLL) today reported a loss of $502,748 or $0.13 per diluted share for the second quarter ended June 30, 2003, compared to a profit of $914,450 or $0.25 per diluted share for the same period in 2002. The financial services subsidiary reported earnings of $352,504 and the consumer products subsidiary reported a loss of $855,252 for the second quarter ended June 30, 2003.
    For the first six months of 2003, the company reported a loss of $21,503 or $0.01 per diluted share, compared to a profit of $1,315,516 or $0.35 per diluted share for the same period in the prior year. The financial services subsidiary reported earnings of $1,321,453 and the consumer products subsidiary reported a loss of $1,342,956 for the six months ended June 30, 2003.
    "The second quarter of 2003 continued to be a challenging period for our consumer products segment," said George R. Schonath, president and chief executive officer of The Middleton Doll Company.
    "On the positive side, License Products, a subsidiary of Lee Middleton Original Dolls, continued to increase sales with Kohl's, Bed, Bath & Beyond and Harley-Davidson," said Schonath. License Products imports leading-edge design timepieces and home decor merchandise on a private-label basis for America's foremost retailers.
    "Results for our Lee Middleton Original Dolls subsidiary and the collectible doll industry were impacted by the continued soft economy. The company is also experiencing intense pricing pressure from collectible dolls produced in China," said Schonath.
    In June 2003, Lee Middleton lowered prices on its line of Artist Studio Collection(TM) dolls to stimulate sales in the sluggish economic environment and to offset the price competition of dolls produced in China.
    "We are continuing our legal actions to prevent the sale of certain dolls manufactured in China that we believe infringe our copyrights and other intellectual property," said Schonath. "We are also thoroughly evaluating all of our operations to identify additional ways to reduce operating expenses and increase efficiency."
    "This is a transition period for Lee Middleton, as we refocus our efforts on preventing infringements on our copyrights, further reducing our cost of business and marketing our new products. We continue to believe these strategies will provide opportunities to improve the profitability of Lee Middleton over the long term," said Schonath.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com

                      The Middleton Doll Company
                           (NASDAQ/NMS:DOLL)
                              (Unaudited)

                        Three months ended          Six months ended
                        ------------------          ----------------
                             June 30,                    June 30,
                             --------                    --------
                         2003         2002         2003          2002
                         ----         ----         ----          ----

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------
Consumer Products:
Net sales          $3,306,943   $4,932,191   $7,218,811   $10,516,297
Cost of sales       2,333,407    2,946,227    4,540,806     6,088,222
                   ----------   ----------   ----------   -----------
  Gross profit        973,536    1,985,964    2,678,005     4,428,075
Other expenses (income):
  Operating
   expenses         1,986,921    2,028,087    4,176,317     4,543,288
  Interest/rental expense
   to parent          220,105      118,978      437,766       301,091
  Management fees to
   parent              97,401      113,985      217,401       217,843
  Other expense
   (income)            (5,569)      25,895      (10,782)       61,254
  Income tax expense
   (benefit)         (461,485)     (81,774)    (786,284)     (200,038)
  Minority interest in
   earnings of
   subsidiary          (8,585)      63,022      (13,457)       74,932
                   ----------   ----------   ----------   -----------
    Total other expenses
     (income)       1,828,788    2,268,193    4,020,961     4,998,370
Net income (loss)   $(855,252)   $(282,229) $(1,342,956)    $(570,295)
                   ==========   ==========   ==========   ===========

Financial Services:
Net rental/interest income:
  Interest on loans  $880,596   $1,290,213   $1,807,968    $2,659,396
  Rental income       849,440      962,144    1,660,894     1,938,320
  Interest/rental income
   from subsidiary    220,105      118,978      437,766       301,091
  Interest expense   (772,841)    (967,928)  (1,570,798)   (2,003,649)
                   ----------   ----------   ----------   -----------
    Total net
     rental/interest
     income         1,177,300    1,403,407    2,335,830     2,895,158
Other income:
  Other income
   (expense)           77,285       22,411       90,258       157,761
  Management fees from
   subsidiary          97,401      113,985      217,401       217,843
  Gain on sale of swap
   contract                 -            -      484,304             -
  Gain on sale of
   property                 -    1,035,355      303,570     1,036,248
                   ----------   ----------   ----------   -----------
    Total other
     income           174,686    1,171,751    1,095,533     1,411,852
Other expenses:
  Depreciation expense on
   leased properties  197,887      211,758      387,004       427,951
  Other operating
   expenses           442,167      442,517      896,551       909,616
  Income tax expense        -      364,776      107,499       364,776
                   ----------   ----------   ----------   -----------
    Total other
     expenses         640,054    1,019,051    1,391,054     1,702,343

Preferred stock
 dividends expense    359,428      359,428      718,856       718,856
                   ----------   ----------   ----------   -----------
Net income           $352,504   $1,196,679   $1,321,453    $1,885,811
                   ==========   ==========   ==========   ===========

STATEMENTS OF OPERATIONS - COMBINED

Net income:
  Consumer
   Products         $(855,252)   $(282,229) $(1,342,956)    $(570,295)
  Financial
   Services           352,504    1,196,679    1,321,453     1,885,811
                   ----------   ----------   ----------   -----------
Net income available
 to common
 shareholders       $(502,748)    $914,450     $(21,503)   $1,315,516

Earnings Per Share
 - Basic              $ (0.13)      $ 0.25      $ (0.01)      $  0.35
Earnings Per Share
 - Diluted            $ (0.13)      $ 0.25      $ (0.01)      $  0.35

Average shares
 outstanding -
 Basic              3,727,589    3,727,589    3,727,589     3,727,589
Average shares
 outstanding -
 Diluted            3,730,637    3,727,589    3,730,929     3,727,589

    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300